UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or		No.)
organization)

2701 KENT AVENUE
WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2013, Bioanalytical Systems, Inc. (the "Company") received a letter from the Nasdaq Listing Qualification Department (the "Letter") stating that the Company no longer complies with the listing rules for continued listing of the Company's common shares on the Nasdaq Capital Market since the Company has not yet filed its Form 10-Q for the period ended June 30, 2013 with the Securities and Exchange Commission.

The Letter further stated that, under the listing rules, the Company has until October 14, 2013 to submit a plan to regain compliance. If the Company’s plan is accepted, the Company may be granted an exception of up to 180 calendar days from the initial filing’s due date, or until February 10, 2014, to regain compliance. The Company intends to comply with the dates given above in order to regain compliance with the listing rules.

On August 14, 2013, the Company filed a 12b-25 indicating that the Company could not, without unreasonable effort or expense, file its Form 10-Q for the three and nine months ended June 30, 2013 by the original due date of August 14, 2013 until management could resolve a complex accounting issue related to the accounting treatment for the outstanding warrants.

On August 21, 2013, the Company issued a press release announcing receipt of the Letter. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 19, 2013, the Audit Committee of Bioanalytical Systems, Inc. (the “Company”), in consultation with management, concluded that, because of an error identified in the Company’s previously issued financial statements for the fiscal years ended September 30, 2011, September 30, 2012 and the first two fiscal quarters of 2013, the Company should restate its previously issued financial statements for the relevant periods. Accordingly, investors should no longer rely upon the Company’s previously released financial statements and related auditors' reports for these periods or any earnings releases or other communications relating to these periods.

The error, identified by management, is related to the accounting for the Class A and B Warrants as part of the May 2011 public offering. At the time of the transaction, the Company incorrectly recorded the fair value of the warrants as equity. The proper treatment under ASC 815-40-would have been to record the fair value of the warrants as a liability due to the provision in Section 3e of the Form of Warrant that could require net cash settlement of the warrants. The Audit Committee and management have discussed the matters reported herein with the Company's prior and current independent registered accounting firms, as applicable. The Audit Committee, with the assistance of independent counsel, is conducting an investigation into the circumstances surrounding the error.

The Company has also evaluated the debt covenants at each reporting period. We expect to be in breach of the tangible net worth ratios in fiscal 2013 and are communicating with our lenders to obtain waivers for the applicable periods, if necessary. We plan to file any such waivers when received. The Company has also evaluated its prior conclusions in Management’s Report on Internal Control Over Financial Reporting and its evaluation of disclosure controls and procedures contained in its Annual Report on Form 10-K for the year ended September 30, 2012 and its Quarterly Reports on Form 10-Q for the three and six months ended December 31, 2012 and March 31, 2013, respectively. The Company has determined that the restatements of its financial statements detailed below resulted from a material weakness in its internal control over financial reporting, specifically related to its process and procedures related to the accounting for stock purchase warrants.  The Company has been actively engaged in developing a remediation plan to address the material weakness.  Implementation of the remediation plan is in process and consists of, among other things, redesigning the procedures to enhance its identification, capture, review, approval and recording of contractual terms included in equity arrangements. The Company also intends to seek the counsel of other experts in accounting before discussions with our auditors on future unusual and non-recurring transactions.

The Company plans to file restated financial statements for the affected periods on Forms 10-K/A and 10-Q/A as soon as practicable and prior to the filing of its Quarterly Report on Form 10-Q for the three and nine months ended June 30, 2013.

The Company expects all amendments and restatements to the financial statements affected to be non-cash in nature.

The following tables summarize the effects of the previously discussed unaudited restatement adjustments on the consolidated statements of operations for the periods ended:

	Three Months ended June 30, 2011			Fiscal 2011			Fiscal 2012
	As Reported	Error	Restated	As Reported	Error	Restated	As Reported	Error	Restated
Total revenue	$8,478	$-	$8,478	$33,144	$-	$33,144	$28,208		$28,208
Total cost of revenue	5,733	-	5,733	22,638	-	22,638	21,370		21,370

Gross profit	2,745	-	2,745	10,506	-	10,506	6,838	-	6,838

Total operating expenses	2,264	-	2,264	9,219	-	9,219	9,329		9,329
Restructuring charges	-	-	-	-	-	-	3,195		3,195

Operating income (loss)	481	-	481	1,287	-	1,287	(5,686)	-	(5,686)

Interest expense	(70)	-	(70)	(706)	-	(706)	(714)		(714)
Warrant valuation-(increase) decrease	-	(185)	(185)	-	1,759	1,759	-	73	73
Other income	7	-	7	12	-	12	12	-	12

Income (loss) before income taxes	418	(185)	233	593	1,759	2,352	(6,388)	73	(6,315)

Income tax expense	-	-	-	50	-	50	2		2

Net income (loss)	418	(185)	233	543	1,759	2,302	(6,390)	73	(6,317)

Less: Deemed dividend for Series A Preferred Shares	(3,277)	(2,229)	(5,506)	(3,277)	(2,229)	(5,506)	-	-	-
Less: Preferred stock dividends	(991)	-	(991)	(991)	-	(991)	-	-	-

Net income (loss) applicable to common shareholders	$(3,850)	$(2,414)	$(6,264)	$(3,725)	$(470)	$(4,195)	$(6,390)	$73	$(6,317)

Basic net income (loss) per share	$(0.65)	$(0.41)	$(1.06)	$(0.66)	$(0.08)	$(0.74)	$(0.89)	$0.01	$(0.88)

	Three Months ended December 31, 2012			Three Months ended March 31, 2013			Six Months ended March 31, 2013
	As Reported	Error	Restated	As Reported	Error	Restated	As Reported	Error	Restated
Total revenue	$5,803	$-	$5,803	$5,156	$-	$5,156	$10,960	$-	$10,960
Total cost of revenue	3,948	-	3,948	3,898	-	3,898	7,846	-	7,846

Gross profit	1,855	-	1,855	1,258	-	1,258	3,114	-	3,114

Total operating expenses	1,553	-	1,553	1,267	-	1,267	2,820	-	2,820
Restructuring charges	-	-	-	-	-	-	-	-	-

Operating income (loss)	302	-	302	(9)	-	(9)	294	-	294

Interest expense	(165)	-	(165)	(163)	-	(163)	(329)	-	(329)
Warrant valuation-(increase) decrease	-	117	117	-	(142)	(142)	-	(25)	(25)
Other income	2	-	2	3	-	3	5	-	5

Income (loss) before income taxes	139	117	256	(169)	(142)	(311)	(30)	(25)	(55)

Income tax expense	-	-	-	-	-	-	-	-	-

Net income (loss)	$139	$117	$256	$(169)	$(142)	$(311)	$(30)	$(25)	$(55)

Basic net income (loss) per share	$0.02	$0.01	$0.03	$(0.02)	$(0.02)	$(0.04)	$(0.00)	$(0.01)	$(0.01)

The following tables summarize the effects of the previously discussed unaudited restatement adjustments on the consolidated balance sheet items.

	As of June 30, 2011			As of September 30, 2011			As of September 30, 2012
	As Reported	Error	Restated	As Reported	Error	Restated	As Reported	Error	Restated

Total assets	$34,310	$-	$34,310	$32,346	$-	$32,346	$26,975		$26,975

Total all other liabilities	18,057	-	18,057	16,760	-	16,760	17,385		17,385
Warrant liability	-	3,230	3,230	-	1,286	1,286	-	1,213	1,213

Total liabilities	18,057	3,230	21,287	16,760	1,286	18,046	17,385	1,213	18,598

Shareholders' equity:
Preferred Shares	2,135	-	2,135	2,135	-	2,135	1,335	-	1,335
Common Shares	1,690	-	1,690	1,698	-	1,698	1,871	-	1,871
Additional paid-in capital	19,370	(816)	18,554	19,408	(816)	18,592	20,451	(816)	19,635
Accumulated deficit	(7,038)	(2,414)	(9,452)	(7,706)	(470)	(8,176)	(14,096)	(397)	(14,493)
Accumulated other comprehensive income	96	-	96	51	-	51	29		29
Total shareholders' equity	16,253	(3,230)	13,023	15,586	(1,286)	14,300	9,590	(1,213)	8,377

Total liabilities and shareholders' equity	$34,310	$-	$34,310	$32,346	$-	$32,346	$26,975	$-	$26,975

	As of December 31, 2012			As of March 31, 2013
	As Reported	Error	Restated	As Reported	Error	Restated

Total assets	$25,064	$-	$25,064	$24,790		$24,790

Total all other liabilities	15,232	-	15,232	14,999		14,999
Warrant liability	-	1,096	1,096	-	1,238	1,238

Total liabilities	15,232	1,096	16,328	14,999	1,238	16,237

Shareholders' equity:
Preferred Shares	1,335	-	1,335	1,335	-	1,335
Common Shares	1,876	-	1,876	1,880	-	1,880
Additional paid-in capital	20,541	(816)	19,725	20,618	(816)	19,802
Accumulated deficit	(13,957)	(280)	(14,237)	(14,126)	(422)	(14,548)
Accumulated other comprehensive income	37	-	37	84		84
Total shareholders' equity	9,832	(1,096)	8,736	9,791	(1,238)	8,553

Total liabilities and shareholders' equity	$25,064	$-	$25,064	$24,790	$-	$24,790

  Until the Company has restated and reissued its results for the applicable periods, investors and other users of the Company’s SEC filings are cautioned not to rely on the Company’s financial statements for (i) the quarterly periods ended June 30, and September 30, 2011, (ii) the annual period ended September 30, 2012, and (iii) the quarterly periods ended December 31, 2012 and March 31, 2013.

On August 21, 2013, the Company issued a press release regarding the aforementioned events. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated August 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 21, 2013	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer